0 Air Transport Services Group, Inc. The Global Leader in Developing, Deploying and Supporting Midsize Widebody Freighter Solutions for Expedited Air Networks Joe Hete, President & CEO Quint Turner, CFO BB&T Capital Markets Transportation Services Conference February 12, 2014

1 Except for historical information contained herein, the matters discussed in this presentation contain forward- looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification of Boeing 767 and 757 aircraft, the availability and costs to acquire used passenger aircraft for freighter conversion, ABX Air’s ability to maintain on-time service and control costs under its operating agreement with DHL, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. Safe Harbor Statement

2 Investment Highlights Unique model augments leasing-driven base return on owned aircraft assets with complete packaged air cargo solutions Dominant market share in midsize freighter class key to ‘spoke’ transport among global and regional air cargo hubs Reduced cost structure through 2013 fleet and airline streamlining, freighter conversion investments in most efficient, reliable Boeing 757 & 767 airframes Sustained cash flow from continuing aircraft deployments with DHL, U.S. Military Reduced capital commitment as fleet upgrades completed; greater opportunity for other free cash allocation options

3 Dry Leasing ACMI or CMI Services Support Services Business Units ATSG provides the world’s only comprehensive source of turn-key solutions for customers seeking midsized freighter services

4 Value Creation Begins with Conversions Converted Aircraft Fleet Total Year of Gross Avg. Yrs. In Svc. Proj. Remaining Fair Mkt Type Owned Manufacture Payload (lbs.) Since Conversion Useful Life Value** 767-200 SF 36 1983 - 1987 99,000 6 10+ 767-300 SF 7 1988 - 1989 125,000 2 20+ 757-200 SF 4 1984 - 1991 68,000 4 15+ 757-200 Combi* 4 1984 - 1991 50,000 1 15+ Total 51 $900M * Combis designed to transport a combination of passengers and cargo on the main deck. ** ATSG estimate based on 2013 appraisal for bank financing. Conversion process intended to yield more than 20 years of additional useful life; ATSG’s aircraft average less than 5 years since conversion

5 ACMI Airline, Fleet Transitions Completed  Completed ATI-CCIA merger – March 2013  Combined ATI finance, admin functions with ATSG in Wilmington during 2013  Reduced Flight-crew headcount down 40% from YE 2012 in combined CCIA/ATI  Upgraded Fleet transition completed at year-end when last DC-8 combi parked  Operating Leverage Improved Six under-utilized freighters leased to airlines; potential for $18-20 million in incremental EBITDA if all fully deployed  Positive Trend Sequential-quarter margin progress from 2013 projected to continue during 2014

6 767 freighter fleet yields unlevered base ROICs above 10% with incremental return potential driven by complementary services Base Dry Lease Only (A) Dry Lease + Crew + Maint. (A+CMI) Dry Lease + Maintenance (A+M) Projected Dry Lease EBIT Incremental EBIT to Dry Lease Total Unlevered ROIC 12.5 - 13.5% 10.8 - 13.1% 10.3 - 11.0% or or $77 – 83mm - - $77 – 83mm $77 – 83mm $4 – 16mm $16 – 19mm ROIC Driven Business Model Note: Illustration based on current average investment costs to acquire & convert comparable 767 passenger aircraft to freighter configuration. Cost to acquire and convert ATSG’s owned and in-service 767 freighter fleet (thirty-six 200s and five 300s) at current market prices: approximately $775 million.

7 West Atlantic – Strategic Foothold in Europe  Acquired 25% interest in Europe’s largest regional air cargo carrier in December  West Atlantic adding 767s to its fleet of 40 aircraft, which includes BAe ATPs, CRJ-200-PFs, and B737s  Springboard to expanding opportunities in growing European and Mideast markets

8 33 2 11 8 2 3 3 4 3 2 3 2 3 0 5 10 15 20 25 30 35 40 45 ATSG Cargojet Rio Linhas Air Contractors Midex MNG myCargo Star Air ULS 1. Includes, as of 4Q 2013, 767 freighter aircraft operated by ATSG airlines ABX Air and Air Transport International, including 13 dry-leased to DHL through 2017 but operated by ATSG airline under CMI, and 767s dry-leased from other entities. 2. 767-200F aircraft operated by these carriers are owned by ATSG’s Cargo Aircraft Management subsidiary and provided under long-term dry leases. Boeing 767-300F Boeing 767-200F Airbus A300-600F Airbus A300-B4F Airbus A310-300F Global Sources of Medium Wide-Body Freighters (ACMI Basis) Number of Aircraft by Type as of 4Q 2013 1 Unrivaled Leader in Medium Wide-body 2 2 ATSG Owned 1

9 Current Aircraft Deployments 20 External Leases 22 Internal Leases (ACMI) 13 DHL - U.S. 7 ATI 15 ABX Air 7 Other Carriers ABX operates in U.S. under CMI agreement Deployed in ACMI service 767-300F 767-200 767-300 Leased-In 767s In Modification Seven-year leases running thru 2017-18 Piloted by ABX Air crews under CMI agreement 42 CAM-Owned 767s in Service From DHL From Others 757-200F 757-200 Combi 8 Internal Leases (ACMI) to ATI DHL Network 8 CAM-Owned 757s in Service U.S. Military 3 Amerijet thru 2017-18 2 CargoJet thru 2015 1 RIO thru 2016 1 FirstAir thru 2018 As of Feb. 1, 2014 Portfolio of leased and operated assets offer customer flexibility, incremental returns

10 Combi Transition Update New 2-Year combi deal with U.S. Military; one 757 combi in mod CAM Acquires 3 757 combis from National FAA Reviews continue, ATI/CCIA Merger Completed Two 757 Combis Enter Service 3rd 757 Combi Enters Service Combi Transition Complete Oct. 2012 1Q 2014 Jan. 2013 Apr. 2013 July 2013 Oct. 2013  Third combi added to fleet in September  757 combi ETOPS flight trials completed; all routes covered by 757s  Final combi completed FAA airframe certification in February  Each 757 combi replacement of DC-8 combis generates $675,000 per quarter in incremental EBITDA

11 Summary Financials Third Quarter Full Year ($s in millions) 2012 2013 2011 2012 Revenues: CAM Leasing Segment $39.2 $40.1 $140.5 $154.6 ACMI Services Segment: Airline services 102.1 93.1 444.8 404.1 Reimbursables 20.5 16.3 160.7 74.9 Other Activities 26.8 30.0 105.3 112.3 Eliminations (34.6) (38.7) (121.1) (138.5) Total Revenues $153.8 $140.9 $730.1 $607.4 Pre-tax Earnings: CAM Leasing Segment $17.3 $15.9 $60.0* $68.5 ACMI Services Segment: Airline services (1.7) (7.1) 6.6* (14.5) Other Activities 3.4 4.4 11.3 11.7 Net unallocated interest (0.3) (0.4) (2.1) (1.2) Adj. Pre-tax Earnings* $18.7 $12.8 $75.8 $64.4 Note: Numbers may not sum due to rounding. * Adjusted. See table at end of this presentation for reconciliation to nearest GAAP results.

12 $113.4 $135.8 $158.9 $151.9 ~$130.0 2009 2010 2011 2012 2013E 2.7x 1.8x 1.9x 2.2x ~2.5x 2009 2010 2011 2012 2013E Strong Capital Base Strong Adjusted EBITDA generation, moderate financial leverage and minimal off- balance sheet liabilities point to stronger free cash flow in 2014 Debt Obligations / Adjusted EBITDA* Adjusted EBITDA* Less Maintenance Capex * Adjusted EBITDA is a non-GAAP metric. Debt Obligations are as of end of year. See table at end of this presentation for reconciliation to nearest GAAP results. $M

13 2014 Cash Flow Outlook  Improved operating performance driven by ongoing cost reduction efforts  No committed growth capital expenditures for 2014  Minimal or no cash federal income tax obligation through 2016  Reduced cash pension contributions  Low interest rates, as free cash allocated to debt repayment reduces leverage ratios Strong free cash flow generation in 2014 will be driven by: Will allow company to deploy free cash flow to opportunities generating the most attractive risk-adjusted returns.

Non-GAAP Reconciliation Statement

ATSG
Air Transport Services Group, Inc.

Reconciliation Stmt. ($ in 000s except Ratios)	2008	2009	2010	2011	2012	3Q13(ttm)
GAAP Pre-tax Earnings (Loss) from Continuing Operations	**$ (56,619)**	**$ 45,358**	**$ 63,317**	**$ 40,860**	**$ 66,320**	**$ 55,620**
Impairment Charges	91,241	-	-	27,144	-	-
Severance & Retention Activities	(816)	(16,727)	(3,549)	-	-	-
Net Deriv. Loss (Gain) and Credit Agrmt Termination				7,767	(1,879)	(1,348)
Adjusted Pre-tax Earnings from Continuing Operations*	**$ 33,806**	**$ 28,631**	**$ 59,768**	**$ 75,771**	**$ 64,441**	**$ 54,272**
Interest Income	(2,335)	(449)	(316)	(179)	(136)	(88)
Interest Expense	37,002	26,881	18,675	14,181	14,383	13,997
Depreciation and amortization	93,752	83,964	87,594	91,063	84,477	87,683
Adjusted EBITDA from Continuing Operations*	**$ 162,225**	**$ 139,027**	**$ 165,721**	**$ 180,836**	**$ 163,165**	**$ 155,864**
Debt Obligations - end of period	$ 512,486	$ 377,427	$ 302,528	$ 346,904	$ 364,481	$ 391,903
Debt Obligations/Adjusted EBITDA Ratio*	**3.16**	**2.71**	**1.83**	**1.92**	**2.23**	**2.51**
Cash & Cash Equivalents, end of period				$30,503	$15,442	$16,864
Adjusted Net Leverage Ratio*				**1.75**	**2.14**	**2.41**

Reconciliation Stmt. ($ in 000s)	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13
GAAP Pre-tax Earnings from Continuing Operations	**$10,743**	**$18,171**	**$18,959**	**$18,447**	**$13,592**	**$11,085**	**$12,496**
Derivative Gain (Loss)	(460)	(202)	(294)	(923)	(290)	(452)	317
Adj. Pre-tax Earnings - Cont. Oper.	**$10,283**	**$17,969**	**$18,665**	**$17,524**	**$13,302**	**$10,633**	**$12,813**
Interest Income	(28)	(38)	(38)	(32)	(21)	(18)	(17)
Interest Expense	3,547	3,671	3,668	3,497	3,132	3,554	3,814
Depreciation and amortization	20,300	21,514	21,057	21,606	20,920	21,765	23,392
Adjusted EBITDA from Continuing Operations	**$34,102**	**$43,116**	**$43,352**	**$42,595**	**$37,333**	**$35,934**	**$40,002**

* Adjusted Pre-Tax Earnings from Continuing Operations, Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio and Adjusted Net Leverage Ratio are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP. Adjusted Pre-Tax Earnings from Continuing Operations excludes pre-tax earnings from the severance and retention agreement with DHL that ended in 2010, gains or losses from derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Adjusted EBITDA from Continuing Operations is defined as EBITDA (Pretax Earnings (loss) from Continuing Operations Before Income Taxes minus Interest Income, plus Interest Expense and plus Depreciation and Amortization) excluding results from Severance & Retention Activities, gains or losses in derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations. Adjusted Net Leverage Ratio is defined as Debt Obligations minus Cash and Cash Equivalents, divided by Adjusted EBITDA from Continuing Operations.

Management uses these adjusted financial measures in conjunction with GAAP finance measures to monitor and evaluate its performance, including as a measure of financial strength. Adjusted Pre-tax Earnings, Adjusted EBITDA and Debt Obligations/Adjusted EBITDA Ratio should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

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